SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

           FORM 8-A FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                           DESTIA COMMUNICATIONS, INC.
                           (FORMERLY ECONOPHONE, INC.)
             (Exact name of registrant as specified in its charter)

        Delaware                                             11-3132722
 (State of incorporation                                 (I.R.S. employer or
     or organization)                                   identification number)

                                95 Rte. 17 South
                            Paramus, New Jersey 07652
               (Address of principal executive offices, zip code)

      Securities to be registered pursuant to Section 12(g) of the Act:

            Title of each class to be so        Name of each exchange on which
            registered                          each class is to be registered
            Common Stock, par value $.01 per    The NASDAQ National Market
            share

            If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

            If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

 Securities Act registration statement file number to which this form relates:
                                   333-71463

       Securities to be registered pursuant to Section 12(g) of the Act:
                     Common Stock, par value $0.01 per share
                                (Title of Class)

Item 1. Description of the Registrant's Securities to be Registered.

            The description of the securities to be registered hereby is incorporated by reference to the description contained in the registrant's Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the "Commission") on January 29, 1999 (Registration No. 333-71463) (as amended by Amendment No. 1 thereto filed with the Commission on February 17, 1999, Amendment No. 2 thereto filed with the Commission on April 16, 1999, and Amendment No. 3 thereto filed with the Commission on May 4, 1999, the "Registration Statement"). The description of the securities to be registered hereby contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.     Exhibits.

3.1    --   Amended and Restated Certificate of Incorporation of the registrant
            (incorporated herein by reference to Exhibit 3.1 to the Amendment
            No. 3 to the Registration Statement filed with the Commission on May
            4, 1999).

3.2    --   Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.2 to the Amendment No. 3 to the Registration Statement filed with the Commission on May 4, 1999).

4.1    --   Form of certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Amendment No. 3 to the Registration
            Statement filed with the Commission on May 4, 1999).

4.2    --   Form of global note pertaining to $155 million in aggregate principal amount of the 13-1/2% Notes due 2007 (the "1997 Notes") issued by the registrant (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-4, filed by the registrant with the Commission on August 7, 1997 (Registration No.
            333-33117)).

4.3    --   Indenture, dated as of July 1, 1997, between the registrant and The
            Bank of New York, as trustee, pertaining to the 1997 Notes
            (incorporated herein by reference to Exhibit 4.5 to the registrant's registration statement on Form S-4 filed with the Commission on August 7, 1997 (Registration No. 333-33117)).

4.4    --   Form of global note pertaining to $300 million in aggregate principal amount of 11% notes due 2008 (the "1998 Notes") issued by the registrant (incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-4 filed with the Commission on March 10, 1998 (Registration No. 333-33117)).

4.5    --   Indenture, dated as of February 18, 1998, between the registrant and
            The Bank of New York, as trustee, pertaining to the 1998 Notes
            (incorporated herein by reference to Exhibit 4.3 to the registrant's registration statement on Form S-4 filed with the Commission on March 10, 1998 (Registration No. 333-33117)).

                                    SIGNATURE


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

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            DESTIA COMMUNICATIONS, INC.


                            By: /s/ Richard L. Shorten, Jr.
                                -------------------------------
                                Name: Richard L. Shorten, Jr.
                                Title: Senior Vice President and General Counsel

Date: May 4, 1999


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

                                  EXHIBIT INDEX


    EXHIBIT                   DESCRIPTION                         SEQUENTIALLY
    NUMBER                                                          NUMBERED
                                                                     PAGES

      3.1   Amended and Restated Certificate of
            Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the Amendment No. 3 to the Registration Statement filed with the Commission on May 4, 1999).

      3.2 Amended and Restated By-Laws of the registrant (incorporated herein by reference to Exhibit 3.2 to the Amendment No. 3 to the Registration Statement filed with the Commission on May 4,
            1999).

      4.1   Form of certificate of Common Stock
            (incorporated herein by reference to Exhibit 4.1 to the Amendment No. 3 to the Registration
            Statement filed with the Commission on May 4,
            1999).

      4.2 Form of global note pertaining to $155 million in aggregate principal amount of the 13-1/2%
            Notes due 2007 (the "1997 Notes") issued by the registrant (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on
            Form S-4, filed by the registrant with the Commission on August 7, 1997 (Registration No.
            333-33117)).

      4.3 Indenture, dated as of July 1, 1997, between the registrant and The Bank of New York, as trustee, pertaining to the 1997 Notes (incorporated herein by reference to Exhibit 4.5 to the registrant's registration statement on Form S-4 filed with the Commission on August 7, 1997 (Registration No. 333-33117)).

      4.4 Form of global note pertaining to $300 million in aggregate principal amount of 11% notes due 2008 (the "1998 Notes") issued by the registrant (incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-4 filed with the Commission on March 10, 1998 (Registration No. 333-33117)).

      4.5 Indenture, dated as of February 18, 1998, between the registrant and The Bank of New York, as trustee, pertaining to the 1998 Notes (incorporated herein by reference to Exhibit 4.3 to the registrant's registration statement on Form S-4 filed with the Commission on March 10, 1998 (Registration No. 333-33117)).


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